UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2003

EPIMMUNE INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-19591 (Commission File No.)	33-0245076 (IRS Employer Identification No.)

5820 Nancy Ridge Drive
San Diego, California 92122
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 860-2500

Item 5. Other Events.

     On May 12, 2003, in the press release attached hereto as Exhibit 99.1, Epimmune Inc. announced that it has entered into a definitive merger agreement under which Epimmune Inc. will merge with privately-held Anosys, subject to various closing conditions, including but not limited to, obtaining commitments for capital resources to fund the combined company's operations and approval by the shareholders of both companies.

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.
Not applicable

(b)	Pro Forma Financial Information.
Not applicable

(c)	Exhibits.

99.1	Press Release of Epimmune Inc. dated May 12, 2003

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIMMUNE INC.

Dated: May 14, 2003	By:	/s/ Robert DeVaere

Robert DeVaere Vice President, Finance and Chief Financial Officer (Principal Accounting Officer and Officer duly authorized to sign this report on behalf of the Registrant)

INDEX TO EXHIBITS

99.1	Press Release dated May 12, 2003.